UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2026

NU RIDE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 Broadway, 19th Floor

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 202-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On June 2, 2026 (the “Signing Date”), Affinity Advisory Holdings Corp., a Delaware corporation (the “Buyer”) and a wholly-owned subsidiary of Nu Ride Inc. (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Affinity Advisory Network, LLC and AAN Wealth Advisors, LLC (together, “Affinity”), HIH M MFTG Trust and The Hall Companies Corporate Ohio Legacy Trust (the “Sellers”), and Robert Hall pursuant to which the Buyer agreed to acquire 100% of the issued and outstanding membership interests of Affinity from the Sellers. The aggregate consideration payable under the Purchase Agreement consists of (a) a cash payment at closing of $6,720,000, subject to customary adjustments for working capital, cash, indebtedness, and transaction expenses; (b) 80,000 shares of Class A common stock of the Company (the “Class A Common Stock”, and such shares, the “Acquisition Shares”); and (c) shares of the Buyer’s common stock equal to 15% of the Buyer’s issued and outstanding shares immediately following the closing. The Sellers are also eligible to receive a contingent earnout payment of up to $1,312,000 (plus accrued interest), payable in up to three annual installments of approximately $437,333 each following the closing, subject to meeting certain insurance-writing thresholds. The Purchase Agreement contains customary pre-closing operating covenants, an exclusivity obligation, confidentiality and public announcement controls, and customary post-closing restrictive covenants applicable to the Sellers (including Robert Hall), including non-competition and non-solicitation, for a period of five years following the closing. Closing of the transaction is subject to customary conditions.

Stockholders Agreement

On the Signing Date, the Buyer, the Company and the Sellers also agreed to a Stockholders Agreement (the “Stockholders Agreement”) to be entered into at closing of the transaction, governing the ongoing governance and ownership of the Buyer following the closing of the acquisition. Under the Stockholders Agreement, the Buyer’s board of directors will initially be composed of four directors: three directors designated by the Company majority holders (one of which will initially include Alexander Matina) and one director designated by the Sellers (initially Robert Hall), for so long as the Sellers collectively hold at least the number of shares held as of the date of the Stockholders Agreement. Certain specified actions, including transactions that disproportionately and materially adversely affect the Sellers’ rights, non-arm’s-length transactions between the Buyer and the Company, and non pro rata Company share redemptions, require the affirmative vote of the Sellers’ board nominee, subject to a notice-and-response mechanism. The Stockholders Agreement also provides for transfer restrictions on Buyer shares customary for situations of this type, including (a) board consent for transfers other than to family members, (b) a right of first refusal in favor of the Company, (c) customary tag-along rights in favor of the minority holders and (d) drag-along rights in favor of the majority holders, subject to customary conditions in each case. The Stockholders Agreement also provides customary rights to the minority holders to put their shares to the Company in certain circumstances and customary rights of the majority holders to call the minority holder shares, in each case upon a repayment schedule.

Employment Agreement

On the Signing Date, the Buyer also entered into an Employment Agreement (the “Employment Agreement”) with Robert Hall, to become effective at the closing of the acquisition, pursuant to which Mr. Hall will serve as Chief Executive Officer of the Buyer, reporting to the board of directors of Buyer, for an initial three-year term that automatically renews for successive one-year periods unless either party provides timely written notice of non-renewal. Under the Employment Agreement, Mr. Hall is entitled to an annual base salary of $125,000, an annual cash bonus targeted at 100% of base salary, an annual equity bonus equal to 0.5% of the Buyer’s equity (subject to performance goals established by the board and an ownership cap mechanism that may result in cash or Company stock being issued in lieu of excess Buyer equity), and an annual Company equity bonus of 10,000 shares of Class A common stock, in each case subject to the achievement of board-established performance goals. In the event Mr. Hall is terminated without cause or resigns for good reason, he is entitled to receive six months of continued base salary and a prorated equity bonus, conditioned upon his execution of a release of claims within the applicable timeframes. The Employment Agreement also includes customary restrictive covenants, including confidentiality obligations and non-competition and non-solicitation covenants that apply during the term of employment and for a period of twenty-four months following any termination of employment.

The foregoing description of each of the Purchase Agreement, Stockholders Agreement and Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, Stockholders Agreement and Employment Agreement, respectively, which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

On June 3, 2026, the Company issued a press release announcing the transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 regarding the issuance of the Acquisition Shares is hereby incorporated herein by reference.

The Acquisition Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and will be (as applicable) issued to the Sellers in a transaction exempt from registration under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. Accordingly, the Acquisition Shares constitute “restricted securities” within the meaning of Rule 144 under the Act.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release, dated June 3, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU RIDE INC.

	By:	/s/ Alexander Matina
	Name:	Alexander Matina
Date: June 4, 2026	Title:	Chief Executive Officer